Exhibit 4.4

[Form of Floating Rate Global Medium-Term Note, Series A]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AIR LEASE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AIR LEASE CORPORATION

**************************

GLOBAL MEDIUM-TERM NOTE, SERIES A

(Floating Rate)

CUSIP: [•]

ISIN: [•]

No. [•]
PRINCIPAL OR FACE AMOUNT:	$[•]

*** [    ] CHECK IF A PRINCIPAL INDEXED NOTE ***

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

Issue Date:

Stated Maturity:

Initial Interest Rate: %

Interest Payment Dates:

Regular Record Date:

Calculation Agent:

Interest Calculation:

[ ] Regular Floating Rate Note

[ ] Other Floating Rate Note

(See attached Addendum)

Interest Rate Basis:

[ ] CMS Rate

[ ] CMT Rate

[ ] Commercial Paper Rate

[ ] Eleventh District Cost of Funds Rate

[ ] Federal Funds Rate

[ ] Federal Funds OIS Compound Rate

[ ] LIBOR

[ ] Prime Rate

[ ] Treasury Rate

[ ] Other (see attached Addendum)

If CMS:

Designated CMS Maturity Index:

If CMT:

Designated CMT Maturity Index:

Designated CMT Reuters Page:

[ ] FRBCMT

[ ] FEDCMT

If LIBOR:

Designated LIBOR Page:

Index Currency:

If LIBOR or Treasury Rate:

Index Maturity:

Floating Rate Spread (+/-):

Spread Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

First Interest Reset Date:

Interest Reset Dates:

Interest Rate Reset Period:

Interest Rate Reset Cutoff Date:

Interest Determination Date:

Day Count Convention: Actual/360 unless another convention is checked below.

[ ] 30/360

[ ] Actual/Actual

Business Day Convention:

[ ] Following

[ ] Modified Following

Optional Redemption: [ ] Yes [ ] No

Optional Redemption Date(s) (including any applicable regular or special record date):

Optional Redemption Price(s):

[See Addendum for optional redemption provisions]

Repayment at Option of Holder: [ ] Yes [ ] No

Repayment Date(s):

Repayment Price:

Change of Control Put: [ ] Yes [ ] No

Original Issue Discount:

Total Amount of Original Issue Discount:

Yield to Maturity:

Initial Accrual Period:

Specified Currency: [U.S. dollars]

Minimum Denomination/Minimum Incremental Denomination: [$2,000/$1,000]

If an Add On Security, check [ ], and specify:

Initial Interest Accrual Date:

Addendum Attached:

[X] Yes

[ ] No

Other Provisions: [•]

AIR LEASE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the registered Holder hereof, the Principal or Face Amount (as specified above) or, if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest on the Principal or Face Amount hereof as set forth above, at a rate per annum equal to the Initial Interest Rate specified above until the First Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment; provided, that any principal, and any such installment of interest, that is overdue shall bear interest at the interest rate in effect (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Trustee in The City of New York or if the Trustee does not maintain an office in The City of New York, at the office of a Paying Agent in The City of New York); provided, however, that payment of principal and interest on Global Securities shall be made by wire transfer in accordance with the procedures of the Depositary.

Interest on this Note will accrue from and including the Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date following the Issue Date, and on the Stated Maturity or any Redemption Date (if specified as redeemable above) or any Repayment Date or Change of Control Payment Date (each, if specified as repayable above) (the date of each such Stated Maturity, Redemption Date, Repayment Date and Change of Control Payment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Issue Date; and provided, further, unless otherwise specified in an Addendum attached hereto, that if “Following” is specified above under Business Day Convention, if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of the Note), such Interest Payment Date will be the following day that is a Business Day (the “Following Business Day Convention”), and if “Modified Following” is specified above under

Business Day Convention, if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day unless such next Business Day falls in the next calendar month, in which case such Interest Payment Date will be the next preceding day that is a Business Day (the “Modified Following Business Day Convention”). If any payment is made on a Business Day following the applicable Interest Payment Date (other than an Interest Payment Date at Maturity) pursuant to the preceding sentence, no interest on such payment will accrue on the amount payable for the period from and after such Interest Payment Date to the Business Day on which such payment is made.

If Maturity falls on a day which is not a Business Day, the payment due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest will accrue with respect to such payment for the period from and after such Maturity to the date of that payment on the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest so payable but not so punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and at the Company’s election, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts. If this Note is denominated in a Foreign Currency or if the principal, premium or interest, if any, on this Note is payable in or by reference to a Foreign Currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto. However, unless otherwise specified in an Addendum attached hereto, if any payment in respect of this Note is required to be made in a Foreign Currency, and a Conversion Event occurs in respect of such Foreign Currency, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto. Any payment so made in U.S. dollars will not constitute an Event of Default under the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one or more authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•]	AIR LEASE CORPORATION

By:	[•]
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	[•]
Authorized Signatory

By:	[•]
Authorized Signatory

[Signature Page to Floating Rate Global Note]

[FORM OF REVERSE OF NOTE]

1.

This Note (herein called this “Note” and, together with all such notes having Equivalent Terms, the “Notes”) is one of a duly authorized series of securities of the Company designated as its Medium-Term Notes, Series A (the “Securities”), issued under an Indenture, dated as of November 20, 2018 (herein called the “Indenture”, as may be amended or supplemented from time to time), among the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee with respect to the Securities under the Indenture, and, unless otherwise specified in an Addendum attached hereto, as registrar for the Notes), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	This Note is not subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity, except as provided below.

3.	This Note is a senior unsecured obligation of the Company and ranks equally with the other unsecured and unsubordinated indebtedness of the Company.

4.	The interest rate borne by this Note will be determined as follows:

(a)

If this Note is designated as a Regular Floating Rate Note, then, except as described below, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases designated on the face of this Note (i) plus or minus the applicable Floating Rate Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face of this Note. The interest rate in effect for the period from the Issue Date to the First Interest Reset Date will be the Initial Interest Rate. Commencing on the First Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified on the face of this Note.

(b)

Notwithstanding the foregoing, if this Note is designated on the face of this Note as having an Addendum attached, the Note will bear interest in accordance with the terms described in such Addendum. If interest on this Note is to be calculated in accordance with the terms of an attached Addendum, unless otherwise specified in such Addendum, the interest rate in effect for the period from the Issue Date to the First Interest Reset Date will be the Initial Interest Rate and commencing on the First Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified on the face of this Note.

5.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, the “Interest Reset Date” for this Note, if applicable, will be as follows: if the interest rate resets daily, each Business Day; if the interest rate resets weekly, the Wednesday of each week, except if the Interest Rate Basis for this Note is the Treasury Rate the interest rate will reset on the Tuesday of each week; if the interest rate resets monthly, the third Wednesday of each month, except if the Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate the interest rate will reset on the first calendar day of the month; if the interest rate resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate resets semiannually, the third Wednesday of the two months specified on the face of this Note; and if the interest rate resets annually, the third Wednesday of the month specified on the face of this Note.

6.

Unless otherwise specified in an Addendum attached hereto, if “Following” is specified on the face of this Note under Business Day Convention, if any Interest Reset Date (which term includes the First Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date will follow the Following Business Day Convention, and if “Modified Following” is

specified on the face of this Note under Business Day Convention, if any Interest Reset Date (which term includes the First Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date will follow the Modified Following Business Day Convention.

7.

Except as provided on the face of this Note, in an Addendum attached hereto or after giving effect to an Interest Rate Reset Cutoff Date as provided below, the interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

8.

Unless otherwise specified in an Addendum attached hereto, if an “Interest Rate Reset Cutoff Date” is specified on the face hereof, beginning on the Interest Rate Reset Cutoff Date, the interest rate for this Note on each day from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date will be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

9.

Notwithstanding the foregoing, the interest rate hereon will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

10.

Interest payments on this Note on any Interest Payment Date will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Issue Date, if no interest has been paid), to but excluding the related Interest Payment Date; provided, however, that the interest payments on Maturity will include interest accrued to but excluding the date of Maturity.

11.

Unless otherwise specified in an Addendum attached hereto, this Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, as specified on the face hereof, in each case, from the period from the Issue Date to the date of Maturity. If no Day Count Convention is specified on the face hereof or in an Addendum attached hereto, interest on this Note will be paid on an “Actual/360” basis. If this Note is calculated on an Actual/360 basis or an Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

•	the face amount of this Note;

•	the applicable interest rate; and

•	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (i) the face amount of this Note and (ii) the applicable interest rate will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

12.

If this Note is calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, if this Note accrues interest on a 30/360 basis, if any Interest Payment Date or Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

13.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

14.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, the “Interest Determination Date” with respect to the CMS Rate, the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the “Interest Determination Date” for the Federal Funds Rate will be the date specified above which shall be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the “Interest Determination Date” with respect to LIBOR will be the second London Banking Day (as defined below) preceding each Interest Reset Date, unless the Index Currency specified on the face of this Note is the British pound sterling, in which case, the Interest Determination Date will be the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) having the Index Maturity specified on the face of this Note are normally auctioned; provided, however, that if an auction is not held on Monday or Tuesday of the week in which the Interest Reset Date falls and an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable; and each Interest Rate Basis will be determined and compared on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

15.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, all percentages resulting from any calculation of interest on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

16.

Determination of CMS Rate. Unless otherwise specified in an Addendum attached hereto, if CMS Rate is designated as an Interest Rate Basis for this Note, the CMS Rate will be the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified on the face of this Note, expressed as a percentage, which appears on the Reuters Screen ICESWAP1 Page or any Successor Source as of 11:00 a.m., New York City time.

(a)

If the rate referred to in paragraph 16 is no longer published on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in the New York City interbank market selected by the Calculation Agent (after consultation with the Company) as of approximately 11:00 a.m., New York City time on the related Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction having the Designated CMS Maturity Index specified on the face hereof in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-ICE with a designated stated maturity of three months. The Calculation Agent shall request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three swap dealers selected by the Calculation Agent are quoting as referred to in the preceding sentence, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

(b)	“Designated CMS Maturity Index” means the original period to stated maturity of the CMS Rate specified in an Addendum attached hereto with respect to which the CMS Rate will be calculated.

(c)

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

17.

Determination of CMT Rate. Unless otherwise specified in an Addendum attached hereto, if CMT Rate is designated as an Interest Rate Basis for this Note, the CMT Rate on the applicable Interest Determination Date will be any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for United States Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for: the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified on the face of this Note is FRBCMT or any Successor Source; and the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified on the face of this Note is FEDCMT or any Successor Source.

(a)

If the rate referred to in paragraph 17 is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source. If the information described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as a yield to stated maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in New York City selected by the Calculation Agent (after consultation with the Company) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original stated maturity equal to the Designated CMT Maturity Index specified in an Addendum attached hereto, a remaining term to stated maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original stated maturity as described above have remaining terms to stated maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to stated maturity will be used.

(b)

If the Calculation Agent cannot obtain three Treasury notes quotations as described in paragraph 17(a), the Calculation Agent will determine the CMT Rate to be a yield to stated maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in paragraph 17(a), for Treasury notes with an original stated maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to stated maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two of the Reference Dealers are quoting as described in the preceding sentence, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in the preceding sentence, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

(c)

“Designated CMT Maturity Index” means the original period to stated maturity of the United States Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified on the face of this Note with respect to which the CMT Rate will be calculated. If no stated maturity is specified on the face of this Note, the Designated CMT Maturity Index will be two years.

(d)	“Designated CMT Reuters Page” means the Reuters Page specified in an Addendum attached hereto with respect to which the CMT Rate will be calculated.

18.

Determination of Commercial Paper Rate. Unless otherwise specified in an Addendum attached hereto, if the Commercial Paper Rate is designated as an Interest Rate Basis for this Note, the Commercial Paper Rate on the applicable Interest Determination Date will be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face of this Note as published in H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.” If such rate referred to in the preceding sentence is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, as of the applicable Interest Determination Date of three leading dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of United States dollar commercial paper in The City of New York, selected by the Calculation Agent (after consultation with the Company) for U.S. dollar commercial paper having the Index Maturity specified on the face of this Note placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency. If the dealers selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on such Interest Determination Date.

(a)

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15, or any Successor Source.

(b)

“Money Market Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360-(D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

19.

Determination of Eleventh District Cost of Funds Rate. Unless otherwise specified in an Addendum attached hereto, if the Eleventh District Cost of Funds Rate is designated as an Interest Rate Basis for this Note, the Eleventh District Cost of Funds Rate on the applicable Interest Determination Date will be the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If the rate referred to in the preceding sentence is no longer published on the relevant page, or if not published by 11:00 a.m., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in the preceding sentence on or before the related Calculation Date for the calendar month immediately preceding such applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

20.

Determination of Federal Funds Rate. Unless otherwise specified in an Addendum attached hereto, if the Federal Funds Rate is designated as an Interest Rate Basis for this Note, the Federal Funds Rate on the applicable Interest Determination Date will be the rate set forth in H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” If such rate referred to in the preceding sentence is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of United States dollar federal funds transactions in The City of New York, selected by the Calculation Agent (after consultation with the Company) as of a time prior to 9:00 a.m., New York City time on the applicable Interest Determination Date. If the brokers selected as aforesaid by the Calculation Agent are not quoting as referred to in the preceding sentence, the Federal Funds Rate for such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

21.

Determination of Federal Funds OIS Compound Rate. Unless otherwise specified in an Addendum attached hereto, if the Federal Funds OIS Compound Rate is designated as an Interest Rate Basis for this Note, the Federal Funds OIS Compound Rate on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

(a)

“d0” is the number of New York Banking Days in the relevant Interest Reset Period; “i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

(b)

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, that (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in H.15 Daily Update by 5:00 p.m., New York City time, on the related day, FEDFUNDi for that day will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the Calculation Agent (after consultation with the Company) as of a time before 9:00 a.m., New York City time on the applicable day; (2) if the brokers so selected by the Calculation Agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day; and (3) if the rate is not displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date.

(c)	“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

(d)	“d” is the number of calendar days in the relevant Interest Reset Period.

(e)	“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

22.

Determination of LIBOR. Unless otherwise specified in an Addendum attached hereto, if LIBOR is designated as an Interest Rate Basis for this Note, LIBOR will be generally determined on the applicable Interest Determination Date by the Calculation Agent as the average of the offered rates for deposits in the Index Currency having the specified Index Maturity beginning on the second London Banking Day immediately after the Interest Determination Date (or, if pounds sterling is the Index Currency, beginning on such date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date), that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page; provided, that if the specified Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used. If fewer than two offered rates appear on the Designated LIBOR Page, or, if no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 a.m., London time, at which deposits on that date in the Index Currency for the period of the specified Index Maturity are offered to prime banks in the London interbank market by four major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in that market selected by the Calculation Agent (after consultation with the Company) and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. The offered rates must begin on the second London Business Day immediately after such Interest Determination Date (or if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date). The Calculation Agent shall request the principal London office of each of these banks to quote its rate. If the Calculation Agent receives at least two quotations, LIBOR will be the average of those quotations. If the Calculation Agent receives fewer than two quotations as referred to in the preceding sentence, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the Principal Financial Center, on such Interest Determination Date by major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in the Principal Financial Center selected by the Calculation Agent (after consultation with the Company). The rates will be for loans in the Index Currency to leading European banks having the specified Index Maturity beginning on the second London Business Day after such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such Interest Determination Date) and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If LIBOR is not determinable as described in this paragraph 22, LIBOR for the applicable Interest Determination Date will be equal to the interest rate in effect during the most recent Interest Reset Period for which LIBOR was determinable as described in this paragraph 22.

(a)

“Designated LIBOR Page” means the display page specified on the face hereof, or if no page is so specified or LIBOR Reuters is specified, the display on Reuters on page LIBOR01, or any Successor Source, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

(b)	“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open.

23.

Determination of Prime Rate. Unless otherwise specified in an Addendum attached hereto, if Prime Rate is designated as an Interest Rate Basis for this Note, the Prime Rate on the applicable Interest Determination Date shall be the rate on such Interest Determination Date set forth in H.15 Daily Update opposite the caption “Bank prime loan.” If such rate referred to in the preceding sentence is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:00 a.m., New York City time, for the applicable Interest Determination Date. If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by three major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in New York City, selected by the Calculation Agent (after consultation with the Company) as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If the banks selected by the Calculation Agent are not quoting as described in the third sentence of this paragraph 23, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

(a)	“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

24.

Determination of Treasury Rate. Unless otherwise specified in an Addendum attached hereto, if the Treasury Rate is designated as an Interest Rate Basis for this Note, the Treasury Rate on the applicable Interest Determination Date will be the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.” If such rate described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. If the rate described in the preceding sentence is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having the Index Maturity specified on the face of this Note set forth in H.15 Daily Update under the caption “U.S. government securities—Treasury bills (secondary market).” If the rate described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update under the caption “U.S. government securities—Treasury bills (secondary market).” If the rate described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on such Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates), selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury Bills with a remaining stated maturity closest to the Index Maturity specified on the face of this Note. If the dealers selected as aforesaid by the Calculation Agent are not quoting as described in the preceding sentence, the Treasury Rate for the applicable Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

(a)

“Bond Equivalent Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

25.

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the voting rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate swap or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as may be specified on the face of this Note and/or in an Addendum attached hereto (a “Principal Indexed Note”), the principal amount of any such Principal Indexed Note will be deemed to be equal to the face amount thereof upon issuance. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

26.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of, and all other obligations under, the Notes, subject to the survival of specified provisions of the Indenture, or (ii) certain restrictive covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

27.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

28.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

29.

Notwithstanding any other provision in the Indenture, this Note or the Addendum attached hereto, the Holder of this Note has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, this Note on the respective due dates expressed in this Note (including the Redemption Date, Repayment Date and the Change of Control Payment Date, as applicable) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

30.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, any premium and interest on or any Additional Amounts with respect to this Note are payable, (if so required by the Company or the Trustee) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

31.

At the request of the Holder of this Note or Trustee, the Calculation Agent shall provide to the Holder or the Trustee, as applicable, the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

32.

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as this issue of Notes, except that the additional Securities shall bear interest from and including the last date to which interest has been paid on this issue of Notes or from and including the Issue Date specified on the face of this Note, if no interest has been paid. Any additional Securities so issued will be considered for all purposes part of the same issue of Notes.

33.

Unless otherwise specified in an Addendum attached hereto, if this Note is an Add On Security, notwithstanding anything to the contrary in this Note, interest on this Note shall accrue from and including the Initial Interest Accrual Date specified on the face of this Note; and for purposes of all interest calculations, references to Issue Date in this Note shall be replaced with a reference to the Initial Interest Accrual Date specified on the face of this Note. If this Note is an Add On Security, this Note shall be considered for all purposes part of the same issue of Notes that has been reopened.

34.

Unless otherwise indicated on the face of this Note and/or in an Addendum attached hereto, Holders may elect to have their Notes repurchased upon a Change of Control Repurchase Event as described below.

(a)

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right, if any, to redeem all of the Notes pursuant to the terms of this Note, the Company will make an offer to purchase all the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, unless the Company has exercised its right, if any, to redeem all of the Notes pursuant to the terms of this Note, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice, which will govern the terms of the Change of Control Offer, in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)

that a Change of Control Offer is being made pursuant to this paragraph 34 of this Note and that all Notes validly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase;

(ii)

the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or given, other than as may be required by law) (the “Change of Control Payment Date”);

(iii)

if sent or given prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if a Change of Control is consummated after a proposed Change of Control Payment Date and such Change of Control Offer is therefore not consummated, the Company shall make a Change of Control Offer in accordance with this paragraph 34 within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event;

(iv)	that Notes must be tendered in multiples of the Minimum Incremental Denomination and any Note not validly tendered will remain outstanding and continue to accrue interest;

(v)

that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached hereto, to the Paying Agent specified in the notice at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)

that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)

that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to the Minimum Denomination or an integral multiple of the Minimum Incremental Denomination in excess thereof); and

(ix)	the other instructions, as determined by the Company, consistent with this paragraph 34 that a Holder must follow.

The notice, if mailed or given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes (of integral multiples of the Minimum Incremental Denomination thereof) validly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered;

(iii)

deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this paragraph 34; and

(iv)

deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the making of such Change of Control Payment have been complied with.

(c)

The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, upon receipt of an authentication order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount equal to the Minimum Denomination or integral multiples of the Minimum Incremental Denomination in excess thereof.

(d)

If the Change of Control Payment Date is on or after a Regular Record Date, but on or prior to the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date shall be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(e)

Prior to making a Change of Control Payment, and as a condition to such payment (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that would be violated by the making of such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding indebtedness issued under an indenture or other agreement that would be violated by the making of a Change of Control Payment or the Company will offer to repay all such indebtedness, make payment to the holders of such indebtedness that accept such offer and obtain waivers from the requisite remaining holders of such indebtedness of any event of default arising under the relevant indenture or other agreement as a result of the Change of Control. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this paragraph 34 if the Company fails to comply with such covenant.

(f)

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph 34 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

(h)	Other than as specifically provided in this paragraph 34, any purchase pursuant to this paragraph 34 shall be made pursuant to the provisions of Sections 11.03, 11.05 and 11.07 of the Indenture.

(i)

Notwithstanding anything to the contrary in the foregoing clauses (a) though (h), the Company’s obligation to make a Change of Control Offer may, subject to Section 9.02 of the Indenture, be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

35.

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

36.

Any provision contained herein with respect to the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto. References herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall include any Addendums to this Note.

37.	As used herein, and unless otherwise specified in an Addendum attached hereto:

“Agents” means each of the distribution agents appointed by the Company from time to time with respect to the issuance and sale of Securities.

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by (x) one Rating Agency if the Notes are rated by less than two Rating Agencies, (y) both Rating Agencies if the Notes are rated by two Rating Agencies or (z) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction in the rating of the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

“Business Day” means for CMS Rate Securities and CMT Rate Securities, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities, and, with respect to all other Securities:

• for floating rate Securities for which LIBOR is not an applicable Interest Rate Basis: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

• for floating rate Securities for which LIBOR is an applicable Interest Rate Basis: a day that is both (x) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below), in London (a “London Banking Day”) and (y) a New York Business Day;

provided, however, that:

• if the Specified Currency is other than U.S. dollars and euros: the day is also a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (a “Principal Financial Center Business Day”);

• if the Specified Currency is euros: the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open;

“Calculation Date” means, unless otherwise indicated on the face of this Note, pertaining to any Interest Determination Date, the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note will be made by the Calculation Agent specified on the face of this Note or such successor thereto as is duly appointed by the Company;

“Change of Control” means, the occurrence of any one of the following:

• a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

• the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

• the adoption of a plan relating to the Company’s liquidation or dissolution;

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event;

“Common Stock” shall mean and include any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage;

“DTC” means The Depository Trust Company;

“Index Currency” means the currency for which LIBOR will be calculated as specified on the face of this Note. If no currency is specified, the Index Currency will be U.S. dollars;

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Issue Date in the case of the first Interest Reset Date), to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated;

“Interest Reset Period” means the period from and including the Issue Date to but excluding the First Interest Reset Date specified on the face of this Note and thereafter, each succeeding period from and including an Interest Reset Date to but excluding the immediately following Interest Reset Date.

“Investment Grade Rating” means a rating equal to or higher than BBB- by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency;

“Principal Financial Center” means: (1) the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively, or (2) the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively;

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to the Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO;

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business;

“Specified Currency” means the currency specified on the face of this Note, in which this particular Note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts); and

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

38.

The Notes are issuable only in registered form without coupons in denominations equal to the Minimum Denomination specified on the face of this Note and higher integral multiples of the Minimum Incremental Denomination specified on the face of this Note (unless otherwise specified in an Addendum attached hereto). The Company will specify the minimum denominations for Notes denominated in a foreign currency in an Addendum attached hereto. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same.

39.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

40.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

41.	All terms used in this Note that are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

42.	The Indenture and this Note are governed by and construed in accordance with the laws of the State of New York.

43.	The provisions of this Note (including any Addendum attached hereto) shall supersede any conflicting provisions in the Indenture with respect to the Notes.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints                  as agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to a Change of Control Repurchase Event as described in paragraph 34 of this Note, check the box below:

[    ] Elect to have Notes repurchased pursuant to a Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to paragraph 34 of this Note, state the amount you elect to have purchased:

$

(If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be integral multiples of the Minimum Incremental Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be equal to at least the Minimum Denomination or higher integral multiples of the Minimum Incremental Denomination in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ADDENDUM

Amendment to Section 1.01 of the Indenture: The following term shall be added to the definitions in Section 1.01 of the Indenture in the right alphabetical order:

“Future Supplemental Indenture” means a future supplemental indenture to the Indenture.

Amendment to Section 9.02 of the Indenture: Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes or of the Securities but no other series of securities issued under the Indenture, whether now or hereafter issued and Outstanding, Section 9.02 of the Indenture is hereby amended with respect to the Notes by the following:

(f) replacing the period at the end of clause (c) thereof with “, or”; and

(g) adding a new clause (d) after the end of clause (c) thereof, as follows: “(d) reduce the premium payable upon the redemption or repurchase of any Note, if applicable, or change the time at which any Note may be redeemed or repurchased, if applicable, as described in the Notes whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Rating Event”).”

Amendment to Section 11.03 of the Indenture: Section 11.03 of the Indenture is hereby amended with respect to the Notes by replacing the words “by pro rata or by lot or such method as the Trustee shall deem fair and appropriate and” with the words “by lot.”

Amendment to Section 13.03 of the Indenture: The covenants provided pursuant to Section 3.01(r), 9.01(b) and 9.01(g) of the Indenture for purposes of Section 13.03(a) of the Indenture are the covenants in paragraph 34 of this Note and Section 5.15, Section 7.04. Section 8.01, Section 10.05 and Section 10.06 of the Indenture.

[Optional Redemption:

This Note is redeemable at the Company’s option as described below:

(1)

[If a make-whole redemption is applicable:] At any time prior to [the Optional Redemption Date or Stated Maturity] specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, upon notice pursuant to [Section 11.04 of the Indenture or such other notice specified in this Addendum], at a Redemption Price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the Redemption Date.

(2)

[If a par call feature is applicable:] On or after the Optional Redemption Date specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

(3)

Promptly after the determination thereof, the Company shall give the Trustee written notice of the Redemption Price provided for in this Addendum, and the Trustee shall not be responsible for such calculation. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date shall be paid on the Redemption Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date. Unless the Company defaults in payment of the Redemption Price, from and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(4)	Except pursuant to this Addendum, the Notes shall not be redeemable at the Company’s option prior to the Stated Maturity.

(5)	Any redemption pursuant to this Addendum shall be made pursuant to the provisions of Sections 11.01 through 11.07 of the Indenture.

(6)

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such Redemption Date be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed.

As used in this Addendum:“Applicable Premium” means, with respect to a Note on any Redemption Date, the excess, if any, of (x) the present value as of such Redemption Date of (i) 100% of the principal amount of such Note plus (ii) all required interest payments due on such Note through [if a par call feature is applicable—the Optional Redemption Date][if this Note is not subject to a par call feature—the Stated Maturity], assuming such Note matured on such date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Applicable Treasury Rate as of such Redemption Date plus the basis points as specified on the face of this Note, over (y) the then outstanding principal of such Note; and

“Applicable Treasury Rate” means as of any Redemption Date, the yield to stated maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to [if a par call feature is applicable—the Optional Redemption Date][if this Note is not subject to a par call feature—the Stated Maturity]; provided, however, that if the period from the Redemption Date to [If a par call feature is applicable—the Optional Redemption Date][If this Note is not subject to a par call feature—the Stated Maturity] is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to [If a par call feature is applicable—the Optional Redemption Date][If this Note is not subject to a par call feature—the Stated Maturity] is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.]